Exhibit 99.1

Hercules Offshore to Delay Annual Meeting to Allow Acquisition Proposal to be Presented

HOUSTON, March 29, 2007 /PRNewswire-FirstCall/ — Hercules Offshore, Inc. (Nasdaq: HERO) announced today that its 2007 annual meeting of stockholders will be delayed beyond its usual late-April date as a result of the recently announced proposed acquisition of TODCO by Hercules. Obtaining the approval of Hercules’ stockholders for the issuance of Hercules common stock to TODCO stockholders is a condition to the closing of the acquisition. The delay in holding the annual meeting will allow matters requiring the approval of Hercules’ stockholders that are related to the acquisition of TODCO to be considered at the annual meeting, and thereby avoid the need to have two separate meetings. Though Hercules expects that the stockholders meeting will be held in the summer of 2007, the new date of the meeting has not yet been determined and will depend on the timing of regulatory review of filings related to the acquisition, bylaw notice requirements and other factors. The company will notify stockholders of the new date of the 2007 annual meeting, and the record date for such meeting, as soon as practicable.

Headquartered in Houston, Hercules Offshore operates a fleet of nine jackup drilling rigs and 64 liftboats. The company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.

SOURCE: Hercules Offshore, Inc.

CONTACT: Stephen M. Butz, Vice President and Treasurer of Hercules Offshore, Inc., +1-713-979-9832

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules’ most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or Hercules’ website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Risks with respect to the combination of Hercules and TODCO, as well as other recent and future acquisitions, include the risk that Hercules will not be able to close the transaction, as well as difficulties in the integration of the operations and personnel of the acquired company, diversion of management’s attention away from other business concerns, and the assumption of any undisclosed or other liabilities of the acquired company. Hercules expects to incur substantial transaction and merger related costs associated with completing the merger with TODCO, obtaining regulatory approvals, combining the operations of the two companies and achieving desired synergies. Additional unanticipated costs may be incurred in the integration of the businesses of Hercules and TODCO. Expected benefits of the merger may not be achieved in the near term, or at all. Hercules will have a significant amount of additional debt as a result of the merger. This debt will require Hercules to use cash flow to repay indebtedness, may have a material adverse effect on Hercules’ financial health, and may limit the Hercules’ future operations and ability to borrow additional funds.

Important Information and Where to Find It

Hercules and TODCO will file a joint proxy statement/prospectus and other documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING HERCULES, TODCO AND THE MERGER. A definitive joint proxy statement/prospectus will be sent to the stockholders of Hercules and TODCO seeking their vote as required by the merger agreement.

Investors may obtain a free copy of the joint proxy statement/prospectus (when it becomes available) and other documents containing information about Hercules and TODCO, free of charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the respective companies as follows: Information regarding Hercules can be obtained by contacting its investor relations department at 713-979-9832 or by accessing its website at www.herculesoffshore.com; and the information regarding TODCO can be obtained by contacting its investor relations department at 713-278-6014 or by accessing its website at www.theoffshoredrillingcompany.com.

Hercules and TODCO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hercules and TODCO in connection with the merger. Information about the directors and executive officers of Hercules and TODCO will be set forth in the joint proxy statement/prospectus when it becomes available.